EXHIBIT 10.24

NEW ULM TELECOM, INC.
COBANK, ACB AMENDMENT TO THE MASTER LOAN AGREEMENT

May 2, 2012

New Ulm Telecom, Inc.
400 Second Street North
P.O. Box 697
New Ulm, MN 56073-0697

James T. Sanft
Lindquist & Vennum, P.L.L.P
4200 IDS Center
80 South Eighth Street
Minneapolis, Minnesota 55402

Re: Amendment

Ladies and Gentlemen:

Reference is made to the Master Loan Agreement (as amended by that certain letter agreement, dated March 27, 2009, by that certain letter agreement, dated September 14, 2009, and by that certain letter agreement, dated March 25, 2011, and as the same may be further amended, modified, supplemented, extended or restated from time to time, the “MLA”), dated as of January 4, 2008, by and between New Ulm Telecom, Inc. (the “Borrower”) and CoBank, ACB, (“CoBank”), as supplemented by that certain First Supplement to the Master Loan Agreement, dated as of January 4, 2008, by and between the Borrower and CoBank (as amended, modified, supplemented, extended or restated from time to time, the “First Supplement”) and by that certain Second Supplement to the Master Loan Agreement, dated as of January 4, 2008, by and between the Borrower and CoBank (as amended, modified, supplemented, extended or restated from time to time, the “Second Supplement”; the MLA, as supplemented by the First Supplement and the Second Supplement, the “Loan Agreement”). Capitalized terms used but not defined herein have the meanings assigned to them in the Loan Agreement.

Amendment

Effective upon the effectiveness of this letter agreement, Section 9(D)(v) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(v) issue any additional capital stock or ownership interests, except that the Borrower may issue up to 200,000 shares of common stock to its non-employee directors pursuant to that certain New Ulm Telecom, Inc. Director Stock Plan delivered to the shareholders of the Borrower as Appendix A to that certain Notice of Annual Meeting of Shareholders to be held on Thursday, May 31, 2012.

General

Except as expressly provided by this letter agreement, the terms and provisions of the Loan Agreement and the other Loan Documents are hereby ratified and confirmed and shall continue in full force and effect. The amendment provided herein are to be effective only upon receipt by CoBank of an execution counterpart of this letter agreement signed by each of the Loan Parties, and such amendment is conditioned upon the correctness of all representations and warranties made by the Loan Parties in this letter agreement and is provided to CoBank in connection with the request for such amendment. The amendment contained herein shall not constitute a course of dealing between any of the Loan Parties and CoBank and, except as expressly set forth herein, shall not constitute a waiver, extension or forbearance of any Potential Default or Event of Default, now or hereafter arising, or an amendment of any provision of the Loan Agreement or the other Loan Documents. The Loan Parties agree to pay to CoBank, on demand, in immediately available funds, all out-of-pocket costs and expenses incurred by CoBank, including, without limitation, the reasonable fees and expenses of counsel retained by CoBank, in connection with the negotiation, preparation, execution and delivery of this letter agreement and all other instruments and documents contemplated hereby. This letter agreement shall be governed by, construed and enforced in accordance with all provisions of the Loan Agreement and may be executed in multiple counterparts.

Reaffirmation

By its execution hereof, each of the Guarantors hereby consents and agrees to the terms and provisions of this letter agreement and consents and agrees that the Continuing Guaranty executed by such Guarantor remains in full force and effect and continues to be the legal, valid and binding obligation of it, enforceable against it, in accordance with the terms thereof.

Please evidence your acknowledgment of receipt of the foregoing and your agreement by executing this letter agreement in the place indicated below and returning it to CoBank.

Sincerely,

COBANK, ACB

By:	/s/ Nicholas Heslip
Name: Nicholas Heslip
Title: Vice President

Acknowledged and agreed to:

NEW ULM TELECOM, INC.,
as the Borrower

By:	/s/ Bill Otis
Bill Otis
Chief Executive Officer

HUTCHINSON TELEPHONE COMPANY,
as successor by merger to Hutchinson Acquisition
Corp., as a Guarantor

By:	/s/ Bill Otis
Bill Otis
Chief Executive Officer

NEW ULM LONG DISTANCE, INC.;
NEW ULM CELLULAR #9, INC.;
NEW ULM PHONERY, INC.;
PEOPLES TELEPHONE COMPANY;
WESTERN TELEPHONE COMPANY;
HUTCHINSON TELECOMMUNICATIONS, INC. and
HUTCHINSON CELLULAR, INC.,
each as a Guarantor

By:	/s/ Bill Otis
Bill Otis
Chief Executive Officer